Exhibit 10.13

*CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE OF INFORMATION THE COMPANY CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. REDACTED INFORMATION IS INDICATED BY [***].

JOINT DEVELOPMENT AGREEMENT

Between

BASF SE, having a place of business at 67059 Ludwigshafen, Germany (hereinafter referred to as “BASF”), and

And

Montana Technologies, LLC, having an office and place of business at 34361 Innovation Drive, Ronan, Montana 59864, USA (“MONTANA”).

WHEREAS, BASF has valuable confidential technical and economic information, knowledge and experience in the field of development, production and application of catalysts and adsorbents, in particular of metal-organic framework (MOF) materials, conducts its own research and owns and controls intellectual property in this field; and

WHEREAS, MONTANA has valuable confidential technical and economic information, knowledge and experience in the field of a water adsorption technology for capturing H2O from ambient air, the development of solid adsorbent materials therefor and processes to coat adsorbent materials on solid carrier, conducts its own research and owns and controls intellectual property in this field; and

WHEREAS, BASF and MONTANA have already exchanged confidential INFORMATION regarding the application of MOFs for MONTANA´s water adsorption technology under a Confidential Disclosure Agreement effective 19th February 2021 (RecID: 88288973); and

WHEREAS, the PARTIES now desire to enter into a joint collaboration aiming at the development and scale up of MOFs suitable for application in MONTANA´s water adsorption technology.

WHEREAS, in order to achieve this aim both PARTIES are willing to disclose to each other extensive confidential information as the disclosing PARTY deems appropriate to achieve the objectives of this AGREEMENT.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and in consideration of the time, money and effort which will be expended by the PARTIES under this AGREEMENT, the PARTIES propose that development projects (“PROJECTS”) be undertaken in conjunction with one another under the following terms and conditions:

ARTICLE 1 – DEFINITIONS

For the purpose of this AGREEMENT, the terms set forth in this Article 1 when employed in this AGREEMENT either in the singular or plural form are defined to mean, unless the context otherwise requires, the following.

1.1 “AFFILIATE(S)” of a PARTY shall mean (i) any corporation, company, or entity which owns or controls directly or indirectly fifty percent (50%) or more of shares or stocks outstanding of the respective PARTY, (ii) any corporation, company, or entity of which fifty percent (50%) or more of shares or stocks outstanding are owned or controlled directly or indirectly by the respective PARTY, or (iii) any, corporation, company or entity which is under common control with the respective PARTY.

1.2 “AGREEMENT” shall mean this Joint Development Agreement.

1.3 “ANNEX 1” shall mean Annex 1 to this AGREEMENT, the content of which is incorporated into this AGREEMENT.

1.4 “BACKGROUND IP” shall mean any of a PARTY’s intellectual property or any intellectual property to which a PARTY has access including but not limited to specifications, methods, practices and procedures in the same field as the PROJECT (i) existing on the EFFECTIVE DATE and/or (ii) developed by such PARTY outside of the PROJECT but during the term of this AGREEMENT, and which such PARTY is free to dispose of for the purpose of this AGREEMENT.

1.5 “EFFECTIVE DATE” shall be the date of execution of this AGREEMENT by the last PARTY to sign.

1.6 “FOREGROUND IP” shall mean any intellectual property including but not limited to compositions, specifications, methods, practices and procedures in the field of the PROJECT which is developed under the PROJECT solely by BASF or MONTANA or jointly by BASF and MONTANA.

1.7 “INFORMATION” shall mean any and all non-public data, technical and economic information, know-how and product samples mutually released under this AGREEMENT by the PARTIES.

1.8 “INVENTION” shall mean any and all inventions, whether or not protectable by patent or copyright law, made under this AGREEMENT.

1.9 “PARTY” and “PARTIES” shall mean the parties to this AGREEMENT referred to individually or collectively.

1.10 “PATENTS” shall mean any and all intellectual property rights covering any INVENTION, in any country, and in any form, for example, patents, patent applications, utility models or trademarks.

1.11 “PROJECT” shall mean the development of MOFs suitable for application in MONTANA´s water adsorption technology, the improvement of the manufacturing process and scale up of the MOFs and the development of a coating technology for MOFs on a carrier for application in MONTANA´s water adsorption technology, as outlined in ANNEX 1.

ARTICLE 2 – CONFIDENTIAL INFORMATION

2.1 In connection with the PROJECT it may be necessary for one PARTY to disclose INFORMATION to the other PARTY. Both PARTIES are prepared to do so under the following terms and conditions.

2.2 Both PARTIES undertake to keep INFORMATION which one PARTY receives either directly or indirectly under this AGREEMENT from the other PARTY or the other PARTY’s AFFILIATES secret and confidential, not to make INFORMATION available to third parties and to use INFORMATION only for the purpose of this AGREEMENT and not to use it for commercial purposes unless otherwise provided for in this AGREEMENT or unless agreed otherwise in writing by both PARTIES.

Notwithstanding the provisions set forth above in this Article 2.2, the receiving PARTY shall have the right to make INFORMATION received under this AGREEMENT available to AFFILIATES for the purpose of this AGREEMENT, provided however, the AFFILIATES shall enter into all confidentiality and restricted use obligations which have been entered into by the receiving PARTY under this AGREEMENT.

2.3 This undertaking shall not apply to INFORMATION which can be shown by either of the PARTIES :

a)	to have been of public knowledge at the time of disclosure by the disclosing PARTY,

b)	to have already been in the rightful possession of the receiving PARTY at the time of disclosure, as evidenced by documentation in the receiving PARTY’s possession;

c)	to have become of public knowledge after disclosure by the other PARTY through no fault of the receiving PARTY, but only after and to the extent that it has become public knowledge,

d)	to have become legally available to the receiving PARTY from any third party without restriction on disclosure or use, provided that such third party shall not have received such INFORMATION directly or indirectly from the disclosing PARTY, and/or

e)	to have been independently developed by the receiving PARTY without any use of INFORMATION.

For the purposes of the foregoing exceptions a) to e), INFORMATION transmitted by one PARTY to the other under this AGREEMENT shall not be deemed to be within any of the exceptions a) to e) if it is merely embraced by general information being within the exceptions.

A combination of features or elements of INFORMATION transmitted by one PARTY to the other under this AGREEMENT shall not be within any of the foregoing exceptions a) to e) if it results from a combination of information pieced to reconstruct the INFORMATION from multiple sources, none of which show the whole combination.

2.4 Each of the PARTIES undertakes to disclose INFORMATION obtained from the disclosing PARTY only to those of its employees who need to have access to it for the purpose of this AGREEMENT and to engage, as far as it is legally possible, its employees having knowledge of such INFORMATION to enter into the same obligations as the PARTY itself has hereinabove, both during and after their period of employment by said PARTY.

2.5 It shall be at the sole discretion of the disclosing PARTY what kind and how much of its INFORMATION it discloses to the receiving PARTY. Both PARTIES agree to take utmost effort to disclose all available INFORMATION necessary to perform the PROJECT.

2.6 With respect to the samples that the PARTIES will exchange the PARTIES agree, unless given prior permission in writing by the disclosing PARTY:

(a)	to hold such samples in confidence and not to transmit such samples to any third party; and

(b)	not to sell or use such samples either commercially or for any purpose not specifically contemplated by this AGREEMENT.

ARTICLE 3 – PROJECT, COSTS AND CHARACTER OF COOPERATION

3.1 The tasks and the time schedule of each PROJECT as well as the milestones that have to be reached are described in ANNEX 1 to this AGREEMENT which may be revised from time to time.

3.2 Each PARTY shall bear its own expenses for the PROJECTS unless otherwise agreed in writing between the PARTIES. For each sample that BASF will provide according to the PROJECT description in ANNEX 1 MONTANA shall pay to BASF a fee which will be agreed between the PARTIES beforehand. Any such fee shall be net and exclusive of any applicable value-added tax. If value-added tax is applicable it shall be charged and invoiced in addition. Within [***] after the delivery of each sample BASF shall submit to MONTANA an invoice about the agreed amount.

3.3 All payments due to BASF hereunder shall be made within [***] upon receipt of appropriate invoices from BASF in Euros by remittance to a bank account to be specified by BASF and shall be net payments, i. e. free of any bank or transfer charges or similar charges; with the exception of the withholding taxes payable in the USA under the tax laws in force at the time of the payment. MONTANA shall be entitled to withhold these taxes in the name and for the account of BASF and shall immediately render to BASF the tax receipt(s) setting forth the amount(s) thus paid.

3.4 BASF shall be entitled to commission certain PROJECT work to third party toll manufacturers or its AFFILIATES, provided that such third party toll manufacturers or AFFILIATES are bound to confidentiality obligations not less stringent as stipulated in this AGREEMENT.

ARTICLE 4 –– INTELLECTUAL PROPERTY, INVENTIONS AND PATENTS

4.1 Each PARTY’s BACKGROUND IP shall remain the sole property of the respective PARTY.

4.2 Each PARTY hereby grants to the other PARTY the non-exclusive, transferable to AFFILIATES only, royalty free right to use its BACKGROUND IP to the extent (i) disclosed to the other PARTY under this AGREEMENT and (ii) necessary for the other PARTY to fulfil her duties under this AGREEMENT.

4.3 The PARTIES shall acquire from their respective employees the exclusive rights to any INVENTION and each PARTY shall fulfil any duties imposed on it by applicable law or employment contracts to remunerate its employees for the acquisition or use of such rights. As required by law and independently of which PARTY is filing for a PATENT, the names of the true inventors of an INVENTION shall be named upon filing for PATENTS on INVENTIONS.

4.4 Any assignable intellectual property right generated under this AGREEMENT solely by employees of one PARTY shall be the exclusive property of said PARTY, including but not limited to title to all PATENTS issued thereon, if any. This PARTY shall be entitled to apply for PATENTS on such INVENTIONS in its sole discretion and sole expense. This PARTY shall promptly provide the other PARTY with a written description of each INVENTION and inform the other PARTY about its applications for PATENTS.

4.5 Any assignable intellectual property right jointly generated under this AGREEMENT by employees of both PARTIES shall be jointly and equally owned by both PARTIES, including but not limited to title to all PATENTS issued thereon, if any. The PARTIES shall be entitled to jointly apply for PATENTS on such INVENTIONS. In such cases BASF shall be in charge and handle all work related to such joint INVENTIONS including preparation, filing, prosecution and maintenance of PATENTS using counsel of its choice. Any costs associated with the preparation, filing, prosecution and maintenance of PATENTS on such jointly owned INVENTIONS shall be equally shared between the PARTIES.

Each PARTY is entitled to exploit the joint INVENTIONS, including any joint PATENTS issued thereon, according to this Article 4.5, on their own or with third parties without any compensation to the other PARTY if not otherwise agreed in a separate agreement to the respective INVENTION. Notwithstanding the foregoing, (i) no PARTY is entitled to grant any access rights, including licenses, to third parties without the prior written consent of the other PARTY; and (ii) no PARTY shall sell or pledge to third parties or otherwise dispose of its share in the joint INVENTIONS and/or joint PATENTS without the prior written approval of the other PARTY. For the avoidance of any doubt, AFFILIATES are not third parties in the sense of this AGREEMENT.

If a PARTY desires to apply for PATENTS on such joint INVENTIONS in a broader range of countries than the other PARTY, this PARTY shall be free to do so in its own name and at its own expense and shall grant the other PARTY a royalty-free, irrevocable, non-exclusive license under any PATENTS issued in such additional countries.

4.6 The PARTIES agree to cooperate in the preparation and prosecution of all PATENTS on INVENTIONS by providing appropriate information and signatures required for the preparation and prosecution of the PATENTS on INVENTIONS according to Article 4.5 hereinabove.

4.7 If a PARTY wishes to abandon or allow to lapse any PATENT this PARTY shall first give written notice to the other PARTY offering to assign such PATENT to the other PARTY for a nominal consideration but otherwise at the other PARTY’s expense. Any such assignment shall be subject to the grant of a royalty-free, irrevocable, non-exclusive license under the claimed INVENTION by the other PARTY to the PARTY that assigned the PATENT and its AFFILIATES under such PATENT.

ARTICLE 5 – COMMERCIALIZATION

MONTANA intends to develop, manufacture and market its water adsorption technology. BASF intends to develop, manufacture and market metal-organic framework (MOF) materials. As long as BASF is able and willing to supply MOFs developed under this AGREEMENT with competitive performance profile at a competitive price and as long as BASF does not exercise its right to terminate this AGREEMENT under 6.3, MONTANA shall, during the term of this AGREEMENT and for at least ten (10) years thereafter, procure its need of said MOFs exclusively from BASF on terms and conditions set forth in a separate supply agreement. In case a commercial agreement between MONTANA and BASF cannot be concluded, and MONTANA is going to use jointly generated intellectual property rights according to Article 4.5 hereinabove with third parties, BASF shall receive a license fee of [***] for MOF quantities manufactured and/or procured annually of up to [***], [***] for MOF quantities manufactured and/or procured annually between [***] and [***] for MOF quantities manufactured and/or procured annually above [***]. The license fees agreed hereinbefore are net and exclusive of any applicable value-added tax.

ARTICLE 6 – TERM AND TERMINATION

6.1 This AGREEMENT shall come into force on the EFFECTIVE DATE and shall last for three (3) years.

6.2 In the event either PARTY shall substantially breach or fail to comply with any provision of this AGREEMENT, then the other PARTY shall have the right to terminate this AGREEMENT on thirty (30) days’ notice in writing to the defaulting PARTY, specifying the default, unless such default shall have been cured within said period of thirty (30) days after the date of such notice, in which event the notice shall have no further effect.

6.3 BASF shall have the right to terminate this AGREEMENT for convenience by giving three (3) months written notice to MONTANA.

6.4 The secrecy obligations provided in Article 2 of this AGREEMENT shall terminate five (5) years after expiration or termination of this AGREEMENT. The PARTIES may choose to extend the secrecy obligations by mutual written agreement.

6.5 In addition to any other provisions, which may be referred to elsewhere in this AGREEMENT, all licenses and ownership rights, and all obligations relating to delivery of INFORMATION which relate to inventions which occurred prior to the effective date of expiration or termination of this AGREEMENT shall survive such expiration or termination.

ARTICLE 7 – LIABILITY

7.1 Both PARTIES’ liability under this AGREEMENT, based on any ground whatsoever, shall be limited to the performance of obligations specifically set forth in this AGREEMENT. Any other warranty or liability, especially any liability of a PARTY for consequential loss or damage, shall be excluded.

7.2 The PARTIES acknowledge and agree that the ability of the PARTIES to produce any particular results under this AGREEMENT is speculative and that no guaranty, warranty or representation is made by either PARTY to the other that any results will be achieved or obtained from the PROJECTS or, if results are achieved, that such results will achieve any particular form, function, use or value.

ARTICLE 8 – SEVERABILITY

Should any of the provisions of this AGREEMENT be or become fully or partly invalid or un-enforceable, the remainder of the AGREEMENT shall be valid and enforceable. The invalid or unenforceable provision shall be replaced by a provision which shall come as close as possible to the economic purpose of the invalid provision. Any gaps in this AGREEMENT shall be filled by a provision which the PARTIES as prudent businessmen would in good faith have agreed to, had they considered the matter not covered by this AGREEMENT.

ARTICLE 9 – ASSIGNMENT

Neither PARTY shall assign any of its rights and obligations under this AGREEMENT without the prior written consent of the other PARTY. Each PARTY shall, however, be entitled to assign any rights and/or obligations under this AGREEMENT to any of its AFFILIATES without the consent of the other PARTY.

ARTICLE 10 – NO WAIVER

The failure of either PARTY at any time or from time to time to exercise any of its rights or to enforce any of the terms, conditions or provisions under this AGREEMENT shall not be deemed to be a waiver of any such rights nor shall it prevent such PARTY from subsequently asserting or exercising any such rights

ARTICLE 11 – FORCE MAJEURE

11.1 All cases of force majeure (that is, events beyond the reasonable control of the PARTY affected) which shall include but not be restricted to fire, flood, earthquake, explosion, riot, strike, lockout, pandemia, war and regulations of any governmental or local authority, shall, for the duration of, and to the extent of the effects caused by such disturbances, release the parties from the performance of their contractual obligations. Either PARTY shall notify the other party immediately if there are any indications of any such incidents occurring known to them, and the two PARTIES shall discuss the effects of such incidents on this AGREEMENT and the measures to be taken.

11.2 Either PARTY shall use its best efforts to reasonably avoid or restrict any detrimental effects. The PARTIES shall, as soon as it is reasonably possible, resume performance of their obligations.

ARTICLE 12 – GOVERNING LAW AND ARBITRATION

12.1 This AGREEMENT shall be construed in accordance with the laws of Germany without recourse to its conflict of laws rules.

12.2 Any and all disputes resulting from, concerning the validity of or arising in connection with this AGREEMENT that cannot be settled by the PARTIES shall be submitted for final decision to a three-membered arbitral tribunal in accordance with the arbitration rules of the International Chamber of Commerce. Arbitration proceedings shall take place in Frankfurt/Main, Germany, and be held in the English language. Nothing in the foregoing will limit or deny a PARTY the right to seek relief (including injunctive or other equitable relief) or remedies from a court of competent jurisdiction in connection with any infringement, violation or misappropriation of any intellectual property or other proprietary right of that PARTY, including in respect of the misuse of its INFORMATION.

ARTICLE 13 – AMENDMENTS AND SIGNATURES

This AGREEMENT may only be amended by written instrument, properly executed by duly authorized officers of BASF and MONTANA. For the purpose of executing this AGREEMENT, facsimile signatures, PDF image signatures or electronic signatures rendered via an electronic signature service (e. g. DocuSign, Adobe Sign) shall be treated as original signatures if in accordance with the applicable law and any such document shall be deemed to be in writing.

IN WITNESS WHEREOF, the PARTIES have caused this AGREEMENT to be duly executed in their respective corporate names by their duly authorized representatives.

BASF SE		Montana Technologies, LLC

By:	/s/ Detlef Kratz	By:	/s/ Matt Jore
Name:	Detlef Kratz	Name:	Matt Jore
Title:	President, Group Research	Title:	CEO

By:	/s/ Klaus Horchler
Name:	Klaus Horchler
Title:	Senior Counsel IP

Date: 27/09/22		Date: 27/09/22

[Signature Page to Joint Development Agreement]

ANNEX 1 to the Joint Development Agreement between BASF SE, Ludwigshafen, Germany, and Montana Technologies, LLC., Montana, USA

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